Exhibit 99.1

Vanda Pharmaceuticals Reports Third Quarter 2014 Financial Results

•	HETLIOZ® U.S. sales grew to $5.2 million in the first full quarter since launch

•	HETLIOZAccess™ Named Patient Program launched in Europe and Canada

•	Fanapt® generated first ex-U.S. product revenue

WASHINGTON – October 27, 2014 – Vanda Pharmaceuticals Inc. (Vanda) (NASDAQ: VNDA), today announced financial and operational results for the third quarter ended September 30, 2014.

“Our innovative approach to the commercialization of HETLIOZ® for Non-24 has yielded impressive third quarter revenue. We are developing a robust commercial engine that has just begun to access the Non-24 market in the U.S. by creating awareness leading to diagnosis and treatment.” said Mihael Polymeropoulos M.D., Vanda’s President and CEO. “The Named Patient Program launch in the EU and Canada under the HetliozAccess™ initiative furthers our commitment to patients with Non-24 worldwide.”

“Our commercial and clinical pipeline is also advancing with the recent launch of Fanapt® in Israel, the planned launch of Fanapt® in Mexico, the HETLIOZ® European Marketing Authorization Application, and development activities in pediatric Non-24, Smith-Magenis Syndrome, and chronic pruritus,” added Dr. Polymeropoulos.

Key Highlights:

HETLIOZ® (tasimelteon)

•	HETLIOZ® U.S. sales grew to $5.2 million in the first full quarter since launch. HETLIOZ® is the first approved treatment for adults with Non-24-Hour Sleep-Wake Disorder (Non-24).

•	Over 600 new patient prescriptions have been written for HETLIOZ® in the U.S.

•	HETLIOZ® Marketing Authorization Application in the European Union (EU) was accepted by the European Medicines Agency (EMA) for review in June 2014; Vanda expects a regulatory decision in the third quarter of 2015.

•	In September 2014, the HETLIOZAccess™ Named Patient Program launched in the EU and Canada. Vanda has launched the HETLIOZAccess™ program in geographic locations where HETLIOZ® is not yet approved but where the company is pursuing regulatory approvals.

Fanapt® (iloperidone)

•	Fanapt® generated first ex-U.S. product revenue of $0.1 million. Fanapt® was launched in Israel by our distribution partner, Megapharm. Fanapt® is expected to launch later this year in Mexico by our distribution partner, Probiomed.

Clinical pipeline advances

•	Non-24 pediatric population (tasimelteon). Vanda has initiated development activities for a pediatric formulation to be studied in pediatric patients with Non-24. Vanda has also initiated discussions with the U.S. Food and Drug Administration (FDA) and the EMA on clinical protocol designs for this indication.

•	Smith-Magenis Syndrome (SMS) (tasimelteon). SMS is a rare genetic disorder caused by a deletion on chromosome 17 and estimated to affect approximately 1 in 20,000 people. One of the cardinal features is a disruption of the sleep-wake cycle. Vanda has initiated an observational study in patients with SMS in order to further characterize the circadian rhythm defect and its association with clinical symptoms. Results of this study are expected in the first half of 2015.

•	Chronic Pruritus (VLY-686, tradipitant). Vanda’s Phase 2 study (2101), a double masked randomized study of tradipidant and placebo in patients with chronic pruritus in the context of atopic dermatitis, is ongoing in Germany. Results from this study are expected in the first half of 2015. In August of 2014, an Investigational New Drug application was filed with the FDA.

THIRD QUARTER 2014 REPORTED RESULTS

Total revenues for the third quarter of 2014 were $14.8 million, compared to $10.9 million for the second quarter of 2014 and $8.7 million for the third quarter of 2013. Net product revenues related to U.S. sales of HETLIOZ® in the third quarter of 2014 were $5.2 million as compared to $1.6 million in the second quarter of 2014.

Total operating expenses for the third quarter of 2014 were $16.2 million, compared to $32.5 million for the second quarter of 2014 and $14.1 million for the third quarter of 2013. Vanda recorded a net loss of $1.4 million for the third quarter of 2014, compared to a net loss of $21.6 million for the second quarter of 2014 and $5.4 million for the third quarter of 2013. Diluted net loss per share for the third quarter of 2014 was $0.04, compared to a net loss per share of $0.64 during the second quarter of 2014 and $0.17 for the third quarter of 2013.

Cash, cash equivalents and marketable securities were $56.1 million as of September 30, 2014.

REVISED 2014 FINANCIAL GUIDANCE

•	Total 2014 operating expenses are expected to be between $105.0 and $110.0 million. Prior guidance for operating expenses was between $110.0 and $120.0 million.

•	Total 2014 operating expenses include intangible asset amortization expense of $2.3 million and approximately $6.0 million of non-cash stock based compensation. Prior guidance for stock based compensation was between $6.0 and $8.0 million.

Full HETLIOZ® Prescribing Information can be found at: www.hetlioz.com.

CONFERENCE CALL

Vanda has scheduled a conference call for today, Monday, October 27, 2014, at 10:00 AM ET. During the call, Vanda’s management will discuss the third quarter 2014 financial results and other corporate activities. Investors can call 1-800-708-4540 (domestic) and 1-847-619-6397 (international) and use passcode 38296232. A replay of the call will be available beginning Monday, October 27, 2014 at 12:30 PM ET and will be accessible until Monday, November 3, 2014, at 11:59 PM ET. The replay call-in number is 1-888-843-7419 for domestic callers and 1-630-652-3042 for international callers. The access number is 38296232.

The conference call will be broadcast simultaneously on Vanda’s website, www.vandapharma.com. Investors should click on the Investor Relations tab and are advised to go to the website at least 15 minutes early to register, download, and install any necessary software or presentations. The call will also be archived on Vanda’s website for a period of 30 days.

ABOUT VANDA PHARMACEUTICALS INC.:

Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of products for the treatment of central nervous system disorders. For more on Vanda, please visit www.vandapharma.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in this release, including, but not limited to, the guidance provided under “REVISED 2014 FINANCIAL GUIDANCE” above, are “forward-looking statements” under the securities laws. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “target,” “goal,” “likely,” “will,” “would,” and “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors that could cause actual results to differ materially from those reflected in the company’s forward-looking statements include, among others: Vanda’s ability to successfully commercialize HETLIOZ® for the treatment of Non-24 in the U.S., uncertainty as to the market awareness of Non-24 and the market acceptance of HETLIOZ®, Vanda’s dependence on third-party manufacturers to manufacture HETLIOZ® in sufficient quantities and quality, Vanda’s limited sales and marketing infrastructure, the regulatory status of HETLIOZ® in Europe, Vanda’s and its partners’ ability to successfully commercialize Fanapt® in Israel and Mexico, the results of Vanda’s clinical development activities with respect to Non-24 in children, SMS and chronic pruritus and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2013 which is on file with the SEC and available on the SEC’s website at www.sec.gov and Vanda’s quarterly report on Form 10-Q for the quarter ended September 30, 2014 to be filed with the SEC. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
($ in thousands, except per share amounts)	2014	2013 (1)	2014	2013 (1)
Revenues:
HETLIOZ® product revenue, net (2)	$5,222	$—	$6,781	$—
Fanapt® product revenue, net (ex-U.S.)	107	—	107	—
Fanapt® royalty revenue	1,689	1,956	4,919	5,059
Fanapt® licensing agreement (3)	7,764	6,753	22,981	20,037

Total revenues	14,782	8,709	34,788	25,096

Operating expenses:
Cost of sales(4)	703	—	901	—
Research and development	3,701	8,022	14,479	22,233
Selling, general and administrative	11,290	5,741	67,321	15,154
Intangible asset amortization	536	377	1,718	1,118

Total operating expenses	16,230	14,140	84,419	38,505

Loss from operations	(1,448)	(5,431)	(49,631)	(13,409)
Other income	22	25	98	101

Net loss	$(1,426)	$(5,406)	$(49,533)	$(13,308)

Net loss per share:
Basic and diluted	$(0.04)	$(0.17)	$(1.46)	$(0.45)

Shares used in calculations of net loss per share:
Basic and diluted	33,886,845	31,332,993	33,814,154	29,363,162

(1)	Prior year amounts have been restated to reflect a change in accounting method for the attribution of stock-based compensation. Refer to footnote 3 in the quarterly report on Form 10-Q for the quarter ending September 30, 2014 to be filed with the SEC.
(2)	HETLIOZ® product revenue is recognized upon delivery of product shipments to the specialty pharmacies.
(3)	Fanapt® licensing agreement revenue reflects the amortization of the $200 million upfront payment received from Novartis for the right to commercialize and develop Fanapt® in the U.S. and Canada.
(4)	Cost of sales includes physical product costs plus for HETLIOZ® includes a 10% royalty to Bristol-Myers Squibb and for Fanapt® includes a royalty to Sanofi.

VANDA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
($ in thousands)	2014	2013 (1)
ASSETS
Current assets:
Cash and cash equivalents	$15,308	$64,764
Marketable securities	40,781	65,586
Accounts receivable	3,696	2,031
Inventory	1,268	—
Prepaid expenses and other current assets	3,785	2,703
Restricted cash	—	530

Total current assets	64,838	135,614
Property and equipment, net	2,233	2,198
Intangible asset, net	11,319	5,037
Restricted cash, non-current	785	500

Total assets	$79,175	$143,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$547	$661
Accrued liabilities	6,825	5,180
Deferred rent	241	221
Deferred revenues	31,232	26,789

Total current liabilities	38,845	32,851
Deferred rent, non-current	2,919	2,888
Deferred revenues, non-current	36,235	63,486
Other liabilities	113	—

Total liabilities	78,112	99,225

Stockholders’ equity:
Common stock	34	33
Additional paid-in capital	358,728	352,240
Accumulated other comprehensive income	4	21
Accumulated deficit	(357,703)	(308,170)

Total stockholders’ equity	1,063	44,124

Total liabilities and stockholders’ equity	$79,175	$143,349

(1)	Prior year amounts have been restated to reflect a change in accounting method for the attribution of stock-based compensation. Refer to footnote 3 in the quarterly report on Form 10-Q for the quarter ending September 30, 2014 to be filed with the SEC.

INVESTOR CONTACT:

Chad Rubin

Vice President

The Trout Group

(646) 378-2947

crubin@troutgroup.com

SOURCE Vanda Pharmaceuticals Inc.